                                                                    EXHIBIT 4.41


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.10 OF THE INDENTURE.



                        LOEWEN GROUP INTERNATIONAL, INC.
               ____% SENIOR GUARANTEED REGISTERED NOTES DUE 200_


     No.______                             $__________

     CUSIP No.______


          LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred
     to), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the principal sum of ___________________ Dollars on June 1, 200_, at the office or agency of the Company referred to below, and to pay interest thereon on June 1 and December 1, in each year, commencing on December 1, 1998, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of ____% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Global Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Global Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Global Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:

                         LOEWEN GROUP INTERNATIONAL, INC.


                         By:
                             Name:
                             Title:


                         By:
                             Name:
                             Title:

     [CORPORATE SEAL]

     Attest:

     By:
     Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Global Notes of the series designated therein referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST
                               COMPANY, as TRUSTEE

                              By
                                     Authorized Officer

                           (Reverse of Global Note)

          1. Indenture. This Global Note is one of a duly authorized series of Senior Notes of the Company designated as its 7.20% Senior Guaranteed Notes due June 1, 2003 (the "SENIOR NOTES"), which may be issued under an indenture (herein called the "INDENTURE") dated as of May 28, 1998, among Loewen Group International, Inc., a Delaware corporation, as issuer (the "COMPANY"), The Loewen Group Inc., as guarantor of the obligations of the Company under the Indenture (the "GUARANTOR") and State Street Bank and Trust Company, a Massachusetts chartered trust company, as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Senior Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Senior Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

          2.  Redemption.

          (a) Optional Redemption. The Senior Notes are redeemable as a whole or in part, at the option of the Company, at any time upon not less than 10 nor more than 60 days' prior notice at a Redemption Price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 37.5 basis points, plus in each case accrued interest to the date of redemption.

          "TREASURY YIELD" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable

     Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

          "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.
     "INDEPENDENT INVESTMENT BANKER" means Salomon Brothers Inc and its successor or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

          "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices of the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

          "REFERENCE TREASURY DEALER" means each of Salomon Brothers Inc, Goldman, Sachs & Co., Nesbitt Burns Securities Inc., BT Alex. Brown Incorporated, Deutsche Morgan Grenfell Inc., and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer.

          (b) Partial Redemption.  In the event of redemption of this Senior
     Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          3. Guarantee. This Senior Note is entitled to a senior Guarantee made for the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.

          4. Offers to Purchase. Sections 4.11 and 4.12 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Senior Notes in accordance with the procedures set forth in the Indenture.

          5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Senior Notes, plus all accrued and unpaid interest, if any, to and including the date the Senior Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          6. Defeasance. The Indenture contains provisions (which provisions apply to this Senior Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor under this Senior Note and
     (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Senior Notes at the time outstanding, on behalf of the Holders of all the Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Senior Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

          8. Denominations, Transfer and Exchange. The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable on the security register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          9. Persons Deemed Owners. Prior to and at the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          10. Governing Law. This Senior Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                  Schedule A

               Exchange of (a) portions of this Global Note for
                     Physical Notes or (b) Physical Notes
                      for an interest in this Global Note.


           Date           Principal Amount of Physical         Remaining Principal           Notation
           ----           Notes Issued in Exchange for,            Amount of                 Made By
                          or Exchanged for an Interest          this Global Note             --------
                             in, the Global Note                ----------------
                          -----------------------------

-------------------------------------------------------------------------------------------------------------------

         _____                ______________________              _____________            ______________
-------------------------------------------------------------------------------------------------------------------
         _____                ______________________              _____________            ______________
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         _____                ______________________              _____________            ______________
-------------------------------------------------------------------------------------------------------------------
         _____                ______________________              _____________            ______________
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         _____                ______________________              _____________            ______________
-------------------------------------------------------------------------------------------------------------------
         _____                ______________________              _____________            ______________
-------------------------------------------------------------------------------------------------------------------
         _____                ______________________              _____________            ______________
-------------------------------------------------------------------------------------------------------------------
         _____                ______________________              _____________            ______________


                                SENIOR GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Senior Note the payments of principal of, premium, if any, and interest on this Senior Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Senior Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Senior Notes, to the Holder of this Senior Note and the Trustee, all in accordance with and subject to the terms and limitations of this Senior Note, the Indenture (including, without limitation, Article 10 thereof) and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Senior Note.


          The obligations of the undersigned to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture (including, without limitation, Article 10 thereof) and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of a Senior Note, by accepting the same, agrees to and shall be bound by such provisions.


          IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed under its corporate seal.

          Dated:


                                THE LOEWEN GROUP INC.


                                By:
                                    --------------------------------
                                    Name:
                                    Title:


                                By:
                                    --------------------------------
                                    Name:
                                    Title:

     [CORPORATE SEAL]

     Attest:

     By:
         ------------------------------------------
     Title:
            ---------------------------------------